Exhibit 10.3

SECOND AMENDMENT

TO THE

TAILORED BRANDS, INC. 2016 LONG-TERM INCENTIVE PLAN

BACKGROUND

A.        Tailored Brands, Inc., a Texas corporation (the “Company”), previously adopted and currently maintains the Tailored Brands, Inc. 2016 Long-Term Incentive Plan (the “2016 LTIP”) for the benefit of (1) employees of the Company and its affiliates, (2) certain persons who have agreed to become employees of the Company and its affiliates, (3) non-employee directors of the Company, and (4) consultants who render services to the Company or its affiliates.

B.        With the approval of its shareholders, the Company previously amended the 2016 LTIP pursuant to the provisions of the First Amendment to the Tailored Brands, Inc. 2016 Long-Term Incentive Plan to (1) expand the definition of Preexisting Plan to apply to the Men’s Warehouse, Inc. 1996 Long-Term Incentive Plan, (2) increase the number of shares of common stock available for issuance under the 2016 LTIP, (3) revise the 2016 LTIP’s share recirculation provision, and (4) impose a minimum vesting requirement on all Awards under the 2016 LTIP.

C.        The Company now desires to further amend the 2016 LTIP to remove the time period for establishing a Performance Goal applicable to a Covered Employee which was previously required to satisfy the now repealed requirements of the “performance-based exception” under Section 162(m) of the Code (this “Amendment”).

D.        Section 13.1 of the 2016 LTIP permits the Board to adopt this Amendment without the approval of the Company’s shareholders.

E.         For purposes of the 2016 LTIP and this Amendment, all capitalized terms used in this Amendment which are not otherwise defined herein shall have the respective meanings given to such terms in the 2016 LTIP.

AMENDMENT

1.         Amendment to 2016 LTIP.  Section 9.3 of the 2016 LTIP shall be deleted in its entirety and such section shall be reserved for future use.

2.         Effective Date; Construction.  This Amendment shall be deemed to be a part of the 2016 LTIP as of the date adopted by the Board.  In the event of any inconsistency between the provisions of the 2016 LTIP and this Amendment, the provisions of this Amendment shall control.  Except as modified by this Amendment, the 2016 LTIP shall continue in full force and effect without change.

TAILORED BRANDS, INC.

By:	/s/ Laurel Pies
Name:	Laurel Pies
Title:	SVP Compensation and Benefits
Date:	June 4, 2019